                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY



                     AGREEMENT AND PLAN OF REORGANIZATION



                                  BY AND AMONG



                      MICROCHIP TECHNOLOGY INCORPORATED,



                          MATCHBOX ACQUISITION CORP.



                                     AND



                          TELCOM SEMICONDUCTOR, INC.

                               INDEX OF EXHIBITS
                               -----------------


Exhibit A           Form of Company Voting Agreement

Exhibit B           Form of Stock Option Agreement

Exhibit C-1         Form of Company Affiliate Agreement

Exhibit C-2         Form of Parent Affiliate Agreement

                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I THE MERGER...............................................................................................   2

         Section 1.01      The Merger..............................................................................   2
         ------------      ----------
         Section 1.02      Effective Time; Closing.................................................................   2
         ------------      -----------------------
         Section 1.03      Effect of the Merger....................................................................   2
         ------------      --------------------
         Section 1.04      Certificate of Incorporation; Bylaws....................................................   2
         ------------      ------------------------------------
         Section 1.05      Directors and Officers..................................................................   3
         ------------      ----------------------
         Section 1.06      Effect on Capital Stock.................................................................   3
         ------------      -----------------------
         Section 1.07      Surrender of Certificates...............................................................   4
         ------------      -------------------------
         Section 1.08      No Further Ownership Rights in Company Common Stock.....................................   6
         ------------      ---------------------------------------------------
         Section 1.09      Lost, Stolen or Destroyed Certificates..................................................   6
         ------------      --------------------------------------
         Section 1.10      Tax and Accounting Consequences.........................................................   6
         ------------      -------------------------------
         Section 1.11      Taking of Necessary Action; Further Action..............................................   7
         ------------      ------------------------------------------

ARTICLE II REPRESENTATION AND WARRANTIES OF THE COMPANY............................................................   7

         Section 2.01      Organization and Qualification; Subsidiaries............................................   7
         ------------      --------------------------------------------
         Section 2.02      Certificate of Incorporation and Bylaws.................................................   8
         ------------      ---------------------------------------
         Section 2.03      Capitalization..........................................................................   8
         ------------      --------------
         Section 2.04      Authority Relative to this Agreement....................................................  10
         ------------      ------------------------------------
         Section 2.05      No Conflict; Required Filings and Consents..............................................  10
         ------------      ------------------------------------------
         Section 2.06      Legal Compliance; Permits...............................................................  11
         ------------      -------------------------
         Section 2.07      SEC Filings; Financial Statements.......................................................  11
         ------------      ---------------------------------
         Section 2.08      No Undisclosed Liabilities..............................................................  12
         ------------      --------------------------
         Section 2.09      Absence of Certain Changes or Events....................................................  12
         ------------      ------------------------------------
         Section 2.10      Absence of Litigation...................................................................  13
         ------------      ---------------------
         Section 2.11      Employee Benefit Plans..................................................................  13
         ------------      ----------------------
         Section 2.12      Registration Statement; Proxy Statement.................................................  16
         ------------      ---------------------------------------
         Section 2.13      Restrictions on Business Activities.....................................................  16
         ------------      -----------------------------------
         Section 2.14      Title to Property.......................................................................  16
         ------------      -----------------
         Section 2.15      Taxes...................................................................................  17
         ------------      -----
         Section 2.16      Brokers.................................................................................  19
         ------------      -------
         Section 2.17      Intellectual Property...................................................................  19
         ------------      ---------------------
         Section 2.18      Agreements, Contracts and Commitments...................................................  22
         ------------      -------------------------------------
         Section 2.19      Opinion of Financial Advisor............................................................  23
         ------------      ----------------------------
         Section 2.20      Board Approval..........................................................................  23
         ------------      --------------
         Section 2.21      Vote Required...........................................................................  24
         ------------      -------------
         Section 2.22      Company Rights Agreement................................................................  24
         ------------      ------------------------
         Section 2.23      Pooling of Interests....................................................................  24
         ------------      --------------------
         Section 2.24      Labor Matters...........................................................................  24
         ------------      -------------
         Section 2.25      Environmental Matters...................................................................  24
         ------------      ---------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                   Page
                                                                                                                   ----
         Section 2.26      Insurance..............................................................................   25
         ------------      ---------
         Section 2.27      State Takeover Statutes................................................................   25
         ------------      -----------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................   25

         Section 3.01      Organization and Qualification; Subsidiaries...........................................   25
         ------------      --------------------------------------------
         Section 3.02      Certificate of Incorporation and Bylaws................................................   26
         ------------      ---------------------------------------
         Section 3.03      Capitalization.........................................................................   26
         ------------      --------------
         Section 3.04      Authority Relative to this Agreement...................................................   27
         ------------      ------------------------------------
         Section 3.05      No Conflict; Required Filings and Consents.............................................   27
         ------------      ------------------------------------------
         Section 3.06      No Legal Compliance....................................................................   28
         ------------      -------------------
         Section 3.07      SEC Filings; Financial Statements......................................................   28
         ------------      ---------------------------------
         Section 3.08      No Undisclosed Liabilities.............................................................   29
         ------------      --------------------------
         Section 3.09      Absence of Certain Changes or Events...................................................   29
         ------------      ------------------------------------
         Section 3.10      Absence of Litigation..................................................................   29
         ------------      ---------------------
         Section 3.11      Registration Statement; Proxy Statement................................................   29
         ------------      ---------------------------------------
         Section 3.12      Taxes..................................................................................   30
         ------------      -----
         Section 3.13      Brokers................................................................................   30
         ------------      -------
         Section 3.14      Intellectual Property..................................................................   31
         ------------      ---------------------
         Section 3.15      Opinion of Financial Advisor...........................................................   31
         ------------      ----------------------------
         Section 3.16      Board Approval.........................................................................   31
         ------------      --------------
         Section 3.17      Pooling of Interests...................................................................   31
         ------------      --------------------
         Section 3.18      State Takeover Statutes................................................................   31
         ------------      -----------------------

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME....................................................................   32

         Section 4.01      Conduct of Business by Company.........................................................   32
         ------------      ------------------------------
         Section 4.02      Conduct of Business by Parent..........................................................   35
         ------------      -----------------------------

ARTICLE V ADDITIONAL AGREEMENTS...................................................................................   36

         Section 5.01      Proxy Statement/Prospectus; Registration Statement; Other Filings;
         ------------      ------------------------------------------------------------------
                           Board Recommendations..................................................................   36
                           ---------------------
         Section 5.02      Stockholder Meeting....................................................................   37
         ------------      -------------------
         Section 5.03      Confidentiality; Access to Information.................................................   39
         ------------      --------------------------------------
         Section 5.04      No Solicitation........................................................................   39
         ------------      ---------------
         Section 5.05      Public Disclosure......................................................................   41
         ------------      -----------------
         Section 5.06      Commercially Reasonable Efforts; Notification..........................................   41
         ------------      ---------------------------------------------
         Section 5.07      Third Party Consents...................................................................   42
         ------------      --------------------
         Section 5.08      Stock Options; ESPP and Employee Benefits..............................................   42
         ------------      -----------------------------------------
         Section 5.09      Form S-8...............................................................................   44
         ------------      --------
         Section 5.10      Indemnification........................................................................   44
         ------------      ---------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                   Page
                                                                                                                   ----
         Section 5.11      Affiliate Agreements; Pooling Actions..................................................   45
         ------------      -------------------------------------
         Section 5.12      Regulatory Filings; Reasonable Efforts.................................................   45
         ------------      --------------------------------------
         Section 5.13      Action by Board of Directors...........................................................   46
         ------------      ----------------------------
         Section 5.14      Nasdaq Listing.........................................................................   46
         ------------      --------------

ARTICLE VI CONDITIONS TO THE MERGER...............................................................................   46

         Section 6.01      Conditions to Obligations of Each Party to Effect the Merger...........................   46
         ------------      ------------------------------------------------------------
         Section 6.02      Additional Conditions to Obligations of Company........................................   47
         ------------      -----------------------------------------------
         Section 6.03      Additional Conditions to the Obligations of Parent and Merger Sub......................   47
         ------------      ----------------------------------------------------------------

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.....................................................................   48

         Section 7.01      Termination............................................................................   48
         ------------      -----------
         Section 7.02      Notice of Termination; Effect of Termination...........................................   50
         ------------      --------------------------------------------
         Section 7.03      Fees and Expenses......................................................................   50
         ------------      -----------------
         Section 7.04      Amendment..............................................................................   51
         ------------      ---------
         Section 7.05      Extension; Waiver......................................................................   52
         ------------      -----------------

ARTICLE VIII GENERAL PROVISIONS...................................................................................   52

         Section 8.01      Non-Survival of Representations and Warranties.........................................   52
         ------------      ----------------------------------------------
         Section 8.02      Notices................................................................................   52
         ------------      -------
         Section 8.03      Interpretation.........................................................................   53
         ------------      --------------
         Section 8.04      Counterparts...........................................................................   54
         ------------      ------------
         Section 8.05      Entire Agreement; Third Party Beneficiaries............................................   54
         ------------      -------------------------------------------
         Section 8.06      Severability...........................................................................   54
         ------------      ------------
         Section 8.07      Other Remedies; Specific Performance...................................................   54
         ------------      ------------------------------------
         Section 8.08      Governing Law..........................................................................   55
         ------------      -------------
         Section 8.09      Rules of Construction..................................................................   55
         ------------      ---------------------
         Section 8.10      Assignment.............................................................................   55
         ------------      ----------
         Section 8.11      Waiver of Jury Trial...................................................................   55
         ------------      --------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 26, 2000, among Microchip Technology Incorporated, a Delaware corporation ("Parent"), Matchbox Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Telcom Semiconductor, Inc., a Delaware corporation ("Company").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent, Merger Sub and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.01) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable and (iv) has determined unanimously to recommend that the stockholders of Company adopt this Agreement.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has adopted a resolution declaring the Merger advisable.

     D. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement: (1) certain stockholders of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Company Voting Agreements"), (2) Company is executing and delivering a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit B (the "Stock Option Agreement"), and (3) certain Company Affiliates are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit C-1 (the "Company Affiliate Agreements").

     E. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement certain Parent Affiliates are entering into Parent Affiliate Agreements in substantially the form attached hereto as Exhibit C-2 (the "Parent Affiliate Agreements").

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     G. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a "pooling of interests."

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

     Section 1.01 The Merger. At the Effective Time (as defined in Section 1.02)
                  ----------
and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     Section 1.02 Effective Time; Closing. As soon as practicable on or after
                  -----------------------
the Closing Date (as defined in this Section 1.2), and upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the applicable provisions of Delaware Law (the time of such filing (or such later time as may be agreed upon in writing by Parent and Company and specified in the Certificate of Merger) being referred to herein as the "Effective Time"). The closing of the Merger and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at One Market, Spear Tower, Suite 3300, San Francisco, California 94105, at a date and time to be specified by Parent and Company, which shall be no later than the second business day following the satisfaction or, if permitted pursuant hereto, waiver of the conditions set forth in Article VI hereof, or at such other location, date and time as Parent and Company shall mutually agree in writing. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date."

     Section 1.03 Effect of the Merger. At the Effective Time, the effect of the
                  --------------------
Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.04 Certificate of Incorporation; Bylaws.
                  ------------------------------------

          (a) At the Effective Time, subject to the provisions of Section 5.10, the Certificate of Incorporation of Company shall be amended and restated to be identical to the Certificate of Incorporation in effect for Merger Sub at the Effective Time.

          (b) Subject to the provisions of Section 5.10, the Bylaws of Company shall be amended and restated to be those in effect for Merger Sub at the Effective Time.

     Section 1.05 Directors and Officers. The initial directors of the Surviving
                  ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time until their successors shall have been duly elected and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time until their successors shall have been duly elected and qualified.

     Section 1.06 Effect on Capital Stock. Subject to the terms and conditions
                  -----------------------
of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities, the following shall occur:

          (a)  Conversion of Company Common Stock. Each share of common stock,
               ----------------------------------
par value $0.001 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any share of Company Common Stock to be canceled and extinguished pursuant to Section 1.06(b)) will be automatically converted (subject to Sections 1.06(e) and (f)) into a fraction of a share of Parent Common Stock (as defined below) (the "Exchange Ratio") equal to (x) $15.00 divided by (y) the average closing sale price of one share of common stock of Parent, par value $0.001 per share ("Parent Common Stock"), on the Nasdaq National Market during the ten (10) trading days ending on the trading day immediately prior to the Effective Time (the "ACP"); provided, that if the ACP is greater than $32.61, the Exchange
             --------
Ratio shall be .46, and provided, further that if the ACP is less than $28.30,
                        --------  -------
the Exchange Ratio shall be .53. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then, except to the extent otherwise provided in such agreement, the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

          (b) Cancellation of Company-Owned Stock. Each share of Company Common
              -----------------------------------
Stock held by Company or any direct or indirect wholly-owned subsidiary of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Stock Options; Employee Stock Purchase Plans. At the Effective
               --------------------------------------------
Time, all options to purchase Company Common Stock then outstanding under Company's 1994 Stock Option Plan, the Company's 1996 Director Stock Option Plan and the Company's 2000 Non-Statutory Stock Option Plan (the "Company Option Plans"), and the Company Option Plans themselves, shall, except as otherwise set forth herein, be assumed by Parent in accordance with Section 5.08. At the Effective Time, all purchase rights then outstanding under Company's 1995 Employee Stock Purchase Plan (the "ESPP"), and the ESPP itself, shall be assumed by Parent in accordance with Section 5.08.

          (d)  Capital Stock of Merger Sub. Each share of Common Stock, $0.001
               ---------------------------
par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

          (f)  Fractional Shares. No fraction of a share of Parent Common Stock
               -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.07(c)), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market ("Nasdaq").

     Section 1.07  Surrender of Certificates.
                   -------------------------

          (a)  Exchange Agent. Prior to the Effective Time, Parent shall select
               -------------
a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.



          (b)  Parent to Provide Common Stock. Promptly after the Effective
               ------------------------------
Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.06(a) in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.06(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.07(d).

          (c) Exchange Procedures. Promptly after the Effective Time, Parent
              -------------------
shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to Section 1.06(a), cash in lieu of any fractional shares pursuant to Section 1.06(f) and any dividends or other distributions pursuant to
Section 1.07(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted pursuant to Section 1.06(a), payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.06(f) and any dividends or other distributions payable pursuant to Section 1.07(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Parent Common Stock under the Certificate of Incorporation or Bylaws of Parent or under Delaware Law) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06(f) and any dividends or other distributions payable pursuant to Section 1.07(d).

          (d)  Distributions With Respect to Unexchanged Shares. Dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby when the holders of record of such Certificates surrender such Certificates.

          (e) Transfers of Ownership. If certificates representing shares of
              ----------------------
Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) Required Withholding. Each of the Exchange Agent, Parent and the
              --------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company

Common Stock or Company Stock Options such amounts as may be required to be deducted or withheld therefrom under the Code or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (g)     No Liability. Notwithstanding anything to the contrary in this
                  ------------
Section 1.07, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.08 No Further Ownership Rights in Company Common Stock. All
                  ---------------------------------------------------
shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.06(f) and 1.07(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     Section 1.09 Lost, Stolen or Destroyed Certificates. In the event that any
                  --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.06(a), cash for fractional shares, if any, as may be required pursuant to
Section 1.06(f) and any dividends or distributions payable pursuant to Section 1.07(d); provided, however, that the Exchange Agent, may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and the payment of cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     Section 1.10 Tax and Accounting Consequences.
                  -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          (b) It is intended by the parties hereto that the Merger shall qualify as a "pooling of interests" for accounting purposes.

     Section 1.11  Taking of Necessary Action; Further Action. If, at any time
                   ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Parent and the Surviving Corporation shall be fully authorized (in the name of Merger Sub, Company, the Surviving Corporation and otherwise) to take all such necessary action.

                                   ARTICLE II
                  REPRESENTATION AND WARRANTIES OF THE COMPANY

     Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "Company Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

     Section 2.01 Organization and Qualification; Subsidiaries.
                  --------------------------------------------

          (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

          (b) Section 2.01(b) of the Company Schedule sets forth (i) each subsidiary of Company, (ii) the ownership interest therein of Company and (iii) if not wholly-owned by Company, the identity and ownership interest of each other owner of such subsidiary. Neither Company nor any of its subsidiaries has agreed to make nor is obligated to make nor is bound by any written or oral agreement, contract, understanding, negotiable instrument, commitment or undertaking of any nature, in effect as of the date hereof or as may hereafter be in effect (a "Contract"), under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities identified in Section 2.01(b) of the Company Schedule.

          (c) Company and each of its subsidiaries is qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), under the laws of all jurisdictions where the character of the properties owned, leased or operated by them or the nature of their activities requires such qualification or licensing, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect on Company.

     Section 2.02 Certificate of Incorporation and Bylaws. Company has
                  ---------------------------------------
previously furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended and in effect as of the date of this Agreement (together, the "Company Charter Documents"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents except where the violation of any such equivalent organizational documents of a subsidiary of Company could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company.

     Section 2.03 Capitalization.
                  --------------
          (a) The authorized capital stock of Company consists of 30,000,000 shares of Company Common Stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, 30,000 of which are designated Series A Participating Preferred Stock ("Company Preferred Stock"). As of the close of business on September 30, 2000, (i) 18,290,106 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, right of first refusal, or any similar rights; (ii) no shares of Company Preferred Stock were issued or outstanding; (iii) no shares of Company Common Stock were held in Company's treasury; (iv) no shares of Company Common Stock were held by subsidiaries of Company; (v) 347,750 shares of Company Common Stock were reserved for future issuance pursuant to the ESPP; (vi) 288,330 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 1994 Stock Option Plan;
(vii) 126,800 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 2000 Nonstatutory Stock Option Plan; and (viii) 39,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 1996 Director Stock Option Plan.

          (b) Section 2.03(b) of the Company Schedule sets forth the following information with respect to outstanding Company Stock Options (as defined in Section 5.08) as of September 30, 2000 the total number of shares of Company Common Stock subject to such Company Stock Options (which number is not exceeded by the number of shares of Company Common Stock subject to Company Stock Options outstanding on the date of this Agreement).

          (c) Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which Company has granted such Company Stock Options that are outstanding as of September 30, 2000 and the form of all stock option agreements evidencing such Company Stock Options. Section 2.03(c) of the Company Schedule has attached to it Company's option schedule, which schedule shall set forth, with respect to each Company Stock Option, the name of the holder thereof, the number of shares subject thereto, and the grant date, exercise price, expiration date and vesting schedule thereof.

          (d) There are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) in effect as of the time of grant and issuance and (ii) all requirements set forth in applicable Contracts by which Company is bound and which were in effect as of the time of grant and issuance. "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity").

          (e) There are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding, except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, options, rights of first refusal, preemptive rights, community property interests or similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) ("Encumbrances") directly or indirectly through one or more subsidiaries.

          (f) Except as set forth in Sections 2.03(a) and 2.03(d) hereof and except for the Stock Option Agreement, as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive, purchase or conversion rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

          (g) As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Voting Agreements and the Company Rights Plan (as defined in Section 2.22), no voting trust, proxy, rights plan, antitakeover plan or other agreement currently in effect to which Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

     Section 2.04   Authority Relative to this Agreement. Company has all
                    ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to execute and deliver the Stock Option Agreement and the other agreements contemplated hereby (the "Company Ancillary Agreements") and to perform its obligations hereunder and thereunder and, subject to adoption of this Agreement by the stockholders of Company in accordance with Delaware Law and the Company Charter Documents, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Ancillary Agreements by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the Company Ancillary Agreements or to consummate the transactions contemplated hereby and thereby (other than the adoption of this Agreement by the stockholders of Company in accordance with Delaware Law and the Company Charter Documents). This Agreement and the Company Ancillary Agreements have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute the legal and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and the exercise by courts of equitable powers.

     Section 2.05 No Conflict; Required Filings and Consents.
                  ------------------------------------------

          (a) The execution and delivery of this Agreement and the Company Ancillary Agreements by Company do not, and the performance of this Agreement and the Company Ancillary Agreements by Company will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the vote of Company's stockholders in favor of the adoption of this Agreement and to compliance with the requirements set forth in Section 2.05(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party against or to Company under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material mortgage, Contract, permit, franchise or other obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected (a "Company Obligation"), except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

          (b) The execution and delivery of this Agreement and the Company Ancillary Agreements by Company do not, and the performance of this Agreement and the Company Ancillary Agreements by Company shall not, require Company to obtain or make, at or prior to the Effective Time, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or third party, except (i) pursuant to applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of the Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Effective Time, Parent, or (B) would not prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     Section 2.06   Legal Compliance; Permits.
                    -------------------------

          (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, any Legal Requirement or Company Obligation, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause Company to lose any material benefit or incur any material liability. No charge, complaint, claim, demand, notice, inquiry, investigation, action, suit, proceeding, hearing or review by any Governmental Entity is pending or, to the knowledge of Company, being threatened against Company or its subsidiaries, nor, to Company's knowledge, has any Governmental Entity indicated to Company in writing an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially restricting any business practice of Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

          (b) Company and its subsidiaries hold all franchises, grants, authorizations, permits, licenses, variances, exemptions, easements, consents, certifications, orders and approvals from Governmental Entities which are necessary to the operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"); and Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to hold or be in compliance with the terms of such Company Permits would not reasonably be expected to have a Material Adverse Effect on Company.

     Section 2.07   SEC Filings; Financial Statements.
                    ---------------------------------

          (a) Company has made available to Parent (through reference to documents filed by EDGAR or otherwise) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange

Commission ("SEC") since December 31, 1997 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC since such date. As of their respective dates, the Company SEC Reports
(A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company does not have any subsidiaries that are required to file any reports or other documents with the SEC.

          (b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments.

          (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed after the date hereof, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     Section 2.08   No Undisclosed Liabilities. Neither Company nor any of its
                    --------------------------
subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities disclosed or provided for in Company's unaudited balance sheet as of June 30, 2000 set forth in the Company SEC Reports or in the related notes, (ii) liabilities incurred since June 30, 2000 and on or prior to the date hereof in the ordinary course of business which have not resulted, in the aggregate, in any material increase in Company's liabilities from those disclosed or provided for in Company's unaudited balance sheet as of June 30, 2000 set forth in the Company SEC Reports or in the related notes, or
(iii) liabilities incurred after the date hereof in the ordinary course of business.

     Section 2.09   Absence of Certain Changes or Events. Since June 30, 2000,
                    ------------------------------------
there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any material increase in compensation or fringe benefits, except for normal increases in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which would be contingent or the terms of which would be materially altered upon the consummation of the transactions contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.17) other than licenses disclosed in Section 2.17(g) of the Company Schedule,
(vi) any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vii) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (viii) any material revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business, or (x) any material Tax elections made or a change of tax accounting method.

     Section 2.10   Absence of Litigation. Except as specifically disclosed in
                    ---------------------
the Company SEC Reports, as of the date hereof, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any Governmental Entity.

     Section 2.11   Employee Benefit Plans.
                    ----------------------

          (a) All material employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other similar arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active employee, former employee, director or consultant of Company, any subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "ERISA Affiliate") or (ii) with respect to which Company has material liability as of the date hereof, and covering any active, former employee, director or consultant of Company, any subsidiary of Company or any ERISA Affiliate are listed in Section 2.11(a) of the Company Schedule (the "Plans"). Except with respect to International Employee Plans (as defined in Section 2.11(h) below) that provide benefits primarily to comply with applicable local laws, Company has provided or made available to Parent: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, and all related trust documents; (ii) the three (3) most recent annual reports

(Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description, as applicable, together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) the most recent IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to an actual or potential liability under any Plan; (vi) all forms of notice and election documents related to the Consolidated Omnibus Budget Reconciliation Plan of 1985, as amended ("COBRA");
(vii) all discrimination tests performed with respect to each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (xi) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material administrative service agreements, group annuity contracts, group insurance contracts and similar written agreements and contracts relating to each Plan; (xi) all material communications to employees or former employees relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules which would result in a material liability under any Plan or proposed Plan; and (xii) all currently effective registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan that includes securities registered under the Securities Act.

          (b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of Company, is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each related trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such amendment or incorporation is required. Company does not have any plan or commitment to establish any new Plan or to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement). Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its ERISA Affiliates except as otherwise provided in the Plan (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

          (c) Neither Company nor any its ERISA Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code, and at no time has Company or any of its ERISA Affiliates contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Company, any of its ERISA Affiliates, nor, to the knowledge of Company, any officer or director of Company or any of ERISA Affiliates is subject to any liability or penalty under
Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan which could subject Company or its subsidiaries to material liabilities.

          (d) None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted to provide such retiree benefits to any employee, former employee, director, consultant or other person, except (i) to the extent required by statute or (ii) for benefits the cost of which are fully paid for by such person.

          (e) Neither Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement relating to Company or any of its subsidiaries and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company or any of its subsidiaries and any group of its employees nor has Company or any of its subsidiaries experienced any significant labor interruptions over the past three (3) years. Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f) Neither Company nor any of its ERISA Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Womens' Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar provisions of state law applicable to employees of Company.

          (g) Except as required by the Code, including the effect of the termination described in Section 5.08(c), neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company or any of its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) except as required by the Code, result in the acceleration of the time of payment or vesting of any such benefits.

          (h) Each Plan that has been adopted or maintained by Company or any of its subsidiaries, whether informally or formally, for the benefit of current or former employees of Company or any of its subsidiaries outside the United States ("International Employee Plan") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. No International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law or the terms of any such plan, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

     Section 2.12   Registration Statement; Proxy Statement. None of the
                    ---------------------------------------
information supplied or to be supplied by Company for inclusion in: (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company pursuant to Section 5.01(a) (the "Proxy Statement/Prospectus") will, at the date mailed to the stockholders of Company, at the time of the stockholders' meeting of Company (the "Company Stockholders' Meeting") and at the Effective Time, in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     Section 2.13   Restrictions on Business Activities. There is no judgment,
                    -----------------------------------
injunction, order or decree binding upon Company or its subsidiaries or to which Company or any of its subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially and adversely restricting any current business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

     Section 2.14   Title to Property. Neither Company nor any of its
                    -----------------
subsidiaries owns, nor has Company or any of its subsidiaries previously owned, any real property. Company and each of its subsidiaries have good and valid title to, or valid leasehold interests in, all of their material properties and assets, free and clear of all Encumbrances except as reflected in the financial statements contained in the Company SEC Reports and except for liens for taxes or other governmental charges or levies not yet due and payable and such liens or other imperfections of title, if any, that could not reasonably be expected to result in a Material Adverse Effect on Company. All material leases or subleases pursuant to which Company or any of its subsidiaries lease from others real or personal property are set forth in Section 2.14 of the Company's Schedule (the "Company Leases"). Company has delivered to Parent full and complete copies of all Company Leases as amended to date. Each of the Company Leases is in full force and effect in accordance with their respective terms and there is not, under any of such leases, any existing default or event of default of Company or any of its subsidiaries or, to Company's knowledge, any other party.

     Section 2.15   Taxes.
                    -----

          (a)       Definition of Taxes. For the purposes of this Agreement,
                    -------------------
"Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

          (b)       Tax Returns and Audits.
                    ----------------------

       (i) Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority, except such Returns which are not, individually or in the aggregate, material to Company. Company and each of its subsidiaries have paid all Taxes required to be paid whether or not shown to be due on such Returns.

       (ii) Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not, individually or in the aggregate, material to Company.

       (iii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax. There is no material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

       (iv) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination.

     (v) No adjustment relating to any Returns filed or required to be filed by Company or any of its subsidiaries has been proposed in writing, formally or informally, by any Tax authority to Company or any of its subsidiaries or any representative thereof.

     (vi) Neither Company nor any of its subsidiaries has any liability for any material unpaid Taxes (whether or not shown to be done on any Return) which has not been accrued for or reserved on Company's balance sheet dated June 30, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since April 1, 2000 in connection with the operation of the business of Company and its subsidiaries in the ordinary course. There are no liens with respect to Taxes on any of the assets of Company or any of its subsidiaries, other than liens which are not individually or in the aggregate material, or customary liens for current Taxes not yet due and payable.

     (vii) There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, that, individually or collectively, should give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company or any of its subsidiaries.

     (ix) Neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

     (x) None of Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

     (xi) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (xii) Company and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

     (xiii) Company has not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under State or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the closing.

     (xiv) Company has never been a member of an affiliated group of companies within the meaning of Section 1504 of the Code. Company has no liability for Taxes of any Person other than Company (i) under Section 1502-6 of the Treasury regulations (or any comparable provisions under state or foreign law) or (ii) as a transferee or successor.

     Section 2.16   Brokers. Except for fees payable to each of Broadview
                    -------
International LLC, pursuant to an engagement letter dated September 16, 1999, 2000, and fees payable to C.E. Unterberg, Towbin, pursuant to an engagement letter dated August 30, 2000 (as amended September 25, 2000) a copy of each of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     Section 2.17   Intellectual Property. For the purposes of this Agreement,
                    ---------------------
the following terms have the following definitions:


               "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
               (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

               "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company and its subsidiaries.

               "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority and that has not been abandoned or allowed to lapse.

          "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or any of its subsidiaries.

          (a) Section 2.17(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property which specifies the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (b) No Company Intellectual Property or product or service offering of Company or any of its subsidiaries (a "Company Product") is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation (other than those imposed by applicable law) restricting in any manner by its terms the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

          (c) Each item of Company Registered Intellectual Property is, to the knowledge of Company, valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made. All necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, except, in such case, as would not materially adversely affect such item of Company Registered Intellectual Property.

          (d) Company or one of its subsidiaries owns and has good title to or has all necessary licenses to each material item of Company Intellectual Property free of any Encumbrance (excluding rights of licensor and non-exclusive licenses and related restrictions granted in the ordinary course). In this paragraph the term "Encumbrance" excludes infringement of Company Intellectual Property by third parties.

          (e) To the extent that any Intellectual Property that has been developed or created independently by a third party or jointly with a third party for Company or any of its subsidiaries is used by Company or any of its subsidiaries or is incorporated into any Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either
(i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license to all such Intellectual Property.

          (f) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property, to any third party.

          (g) Section 2.17(g) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Company or any of its subsidiaries; or (iii) by which Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability to provide a right of rescission with respect to the infringement or misappropriation by Company or such other person of Intellectual Property Rights of anyone other than Company.

          (h) All contracts, licenses and agreements listed in Section 2.17(g) of the Company Schedule are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension ("Termination") of such contracts, licenses and agreements by their terms. Each of Company and its subsidiaries is in compliance with any such contracts, licenses and agreements. To the knowledge of Company, all other parties to such contracts, licenses and agreements are in material compliance with, and have not breached any term of, such contracts, licenses and agreements, which breach has not been cured. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements by their terms to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. There is no provision in any of Company's contracts or agreements which, as a result of this Agreement and the transactions contemplated by this Agreement, requires Parent or Merger Sub to (i) grant to any third party any right to or with respect to any material Intellectual Property owned by, or licensed to, either of them, (ii) be bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) be obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

          (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products of Company and its subsidiaries has not infringed or misappropriated and does not infringe or misappropriate the Intellectual Property of any third party, and does not constitute unfair competition or trade practices under the laws of any jurisdiction.

          (j) Neither Company nor any of its subsidiaries has received written notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (k) To the knowledge of Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

          (l) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries. Each of Company and its subsidiaries has a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent. All current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement.

  Section 2.18 Agreements, Contracts and Commitments. As of the date of this
               -------------------------------------
Agreement, neither Company nor any of its subsidiaries is a party to or is bound by:

          (a) any written employment or consulting agreement, contract or commitment with any officer or employee of Company or any of its subsidiaries currently earning an annual salary in excess of $100,000 or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without material liability or financial obligation to Company, except to the extent general principles of law may limit Company's ability to terminate employees at will;

          (b) any material agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale of products or license of technology in the ordinary course of business;

          (c) any agreement, contract or commitment containing any covenant limiting the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (d) any agreement, contract or commitment relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

          (e) any material dealer, distributor, joint marketing or development agreement under which Company or any of its subsidiaries have continuing obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any agreement pursuant to which Company or any of its subsidiaries have continuing obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (f) any material agreement, contract or commitment to license any third party to manufacture or reproduce any Company product, service or technology or any material agreement, contract or commitment to sell or distribute any Company products, service or technology except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

          (g) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Company or any of its subsidiaries or extension of credit (other than customer accounts receivable owing to Company or any of its subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms);

          (h) any material settlement agreement under which Company or any of its subsidiaries has ongoing obligations;

          (i) any other agreement, contract or commitment that calls for the payment or receipt by Company or any of its subsidiaries of $1,000,000 or more;

          (j) any agreement under which the consequences of a default could reasonably be expected to have a Material Adverse Effect on Company; or

          (k) any other agreement, contract or commitment that is of the nature required to be filed by Company as an exhibit to a Report on Form 10-K under the Exchange Act which has not already been filed.

     Company has delivered or made available to Parent a correct and complete copy of each Company Contract (as defined below) as amended to date. Each Company Contract, with respect to Company and any relevant subsidiary and, to Company's knowledge, all other parties thereto, is legal, valid, binding, enforceable and in full force and effect in all respects. Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract, is in breach, violation or default under a Company Contract. Neither Company nor any of its subsidiaries has received written notice within the last twelve months that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule pursuant to this Section 2.18 (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

  Section 2.19 Opinion of Financial Advisor. Company has been advised by its
               ----------------------------
financial advisor, C.E. Unterberg, Towbin, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to stockholders of Company from a financial point of view, and Company shall provide to Parent a copy of the written confirmation of such opinion as soon as available.

  Section 2.20 Board Approval. The Board of Directors of Company has, as of
               --------------
the date of this Agreement, (i) approved, subject to stockholder approval, this Agreement, the Company

Ancillary Agreements and the Merger and the other transactions contemplated hereby and thereby, (ii) determined that the Merger is consistent with the long-term business strategy of Company and is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders (iii) adopted a resolution declaring the Merger advisable and (iv) determined unanimously to recommend that the stockholders of Company adopt this Agreement.

     Section 2.21   Vote Required. The affirmative vote of holders of a majority
                    -------------
of the outstanding shares of Company Common Stock which shares are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to adopt this Agreement.

     Section 2.22   Company Rights Agreement. Company has delivered to Parent a
                    ------------------------
true and complete copy of the Preferred Shares Rights Agreement, dated as of November 19, 1998, between Company and ChaseMellon Shareholder Services, LLC (the "Company Rights Plan"). Company has taken all action so that the entering into of this Agreement, the Stock Option Agreement, the Company Voting Agreements and the Merger, the acquisition of shares pursuant to the Stock Option Agreement and the other transactions contemplated hereby and thereby will not result in a grant of any rights to any person under the Company Rights Plan.

     Section 2.23   Pooling of Interests. To its knowledge, based on
                    --------------------
consultation with its independent accountants, neither Company nor any of its directors, officers or affiliates has taken any action which would interfere with Parent's ability to account for the Merger as a "pooling of interests."

     Section 2.24   Labor Matters. No work stoppage or labor strike against
                    -------------
Company is pending or, to Company's knowledge, threatened. Company does not know of any activities or proceedings of any labor union to organize any employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

     Section 2.25   Environmental Matters. Except as could not reasonably be
                    ---------------------
expected to have a Material Adverse Effect on Company, Company (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws and all such permits are valid and in full force and effect; (ii) is in compliance in all respects with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and
(iii) has conducted its business in substantial compliance with all applicable Environmental Laws.

"Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

     Section 2.26   Insurance. Company and each of its subsidiaries has
                    ---------
insurance policies and fidelity bonds of the type and in amounts customarily carried by persons conducting business or owning assets, equipment and properties similar to Company and its subsidiaries (collectively, the "Insurance Policies"). There is no claim by Company or any of its subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, which denial of coverage could reasonably be expected to have a Material Adverse Effect on Company. All premiums due and payable under the Insurance Policies have been paid and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of the Insurance Policies. Company has not received notice of any threatened termination of, or any material premium increase with respect to, any of the Insurance Policies.

     Section 2.27   State Takeover Statutes. The Board of Directors of Company
                    -----------------------
has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section
203) will not apply to the execution, delivery or performance of this Agreement, the Company Ancillary Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Ancillary Agreements. To the knowledge of Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.


                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to Company dated as of the date hereof (the "Parent Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Parent and Merger Sub contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

     Section 3.01   Organization and Qualification; Subsidiaries.
                    --------------------------------------------

          (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

          (b) Parent has no material subsidiaries except for the corporations identified in the Parent SEC Reports (as hereinafter defined). Neither Parent nor any of its subsidiaries has agreed nor is obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Parent nor any of its subsidiaries directly or indirectly owns any 10% or greater equity or similar interest in, or any interest convertible, exchangeable or exercisable for, any 10% or greater equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities identified in the Parent SEC Reports and Parent's limited partnership or limited liability company interests in venture capital funds. Neither Parent nor any of its subsidiaries directly or indirectly owns, beneficially or of record, any shares of Company Common Stock or other equity interest in Company other than pursuant to this Agreement and the Company Voting Agreements.

          (c) Each of Parent and Merger Sub is qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), under the laws of all jurisdictions where the character of the properties owned, leased or operated by them or the nature of their activities requires such qualification or licensing, except where the failure to be so qualified or licensed could not reasonably be expected to result in a Material Adverse Effect on Parent.

     Section 3.02   Certificate of Incorporation and Bylaws. Parent has
                    ---------------------------------------
previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended and in effect as of the date of this Agreement (together, the "Parent Charter Documents"). Such Parent Charter Documents are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents. Parent has previously furnished to Company complete and correct copies of Merger Sub's Certificate of Incorporation and Bylaws as amended and in effect as of the date of this Agreement (together, the "Merger Sub Charter Documents"). Such Merger Sub Charter Documents are in full force and effect. Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

     Section 3.03 Capitalization. The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share, 650,000 of which are designated Series A Participating Preferred Stock ("Parent Preferred Stock"). As of the close of business on September 30, 2000, (i) 119,196,721 shares of Parent Common Stock were issued and outstanding; and (ii) no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights, right of first refusal, or any similar rights. The shares of

Parent Common Stock to be issued pursuant to the Merger, upon issuance will be, duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all Encumbrances.

     Section 3.04   Authority Relative to this Agreement.
                    ------------------------------------

          (a) Each of Parent and/or Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to execute and deliver the Stock Option Agreement, the Company Voting Agreements and the Company Affiliate Agreements (the "Parent Ancillary Agreements") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Ancillary Agreements by Parent and/or Merger Sub and the consummation by Parent and/or Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and/or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Parent Ancillary Agreements or to consummate the transactions so contemplated. This Agreement and the Parent Ancillary Agreements have been duly and validly executed and delivered by Parent and/or Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and/or Merger Sub, enforceable against Parent and/or Merger Sub in accordance with their respective terms.

     Section 3.05   No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements do not and will not, (i) conflict with or violate the Parent Charter Documents or Merger Sub Charter Documents, (ii) subject to the requirements set forth in Section 3.05(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party against or to Parent or Merger Sub under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any material mortgage, Contract, permit, franchise or other obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or
(iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

          (b) The execution and delivery of this Agreement and the Parent Ancillary Agreements by Parent and/or Merger Sub do not, and the performance of this Agreement and the

Parent Ancillary Agreements by Parent and/or Merger Sub shall not, require Parent or Merger Sub to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or third party except (i) pursuant to applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement or (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     Section 3.06   Legal Compliance. Neither Parent nor Merger Sub is in
                    ----------------
conflict with, or in default or violation of, any Legal Requirement, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause Parent or Merger Sub to incur any material liability. No charge, complaint, claim, demand, notice, inquiry, investigation, action, suit, proceeding, hearing or review by any Governmental Entity is pending or, to the knowledge of Parent, being threatened against Parent or Merger Sub, nor, to Parent's knowledge, has any Governmental Entity indicated to Parent in writing an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially restricting any business practice of Parent or Merger Sub, any acquisition of material property by the Parent or Merger Sub or the conduct of business by Parent or any of its subsidiaries.

     Section 3.07   SEC Filings; Financial Statements.
                    ---------------------------------

          (a) Parent has made available to Company (through reference to documents filed by EDGAR or otherwise) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since December 31, 1997 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since such date. As of their respective dates, the Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments.

          (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

  Section 3.08   No Undisclosed Liabilities. Neither Parent nor any of its
                 --------------------------
subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities disclosed or provided for in Parent's unaudited balance sheet as of June 30, 2000 as set forth in the Parent SEC Reports or in the related notes or (ii) liabilities incurred since June 30, 2000 in the ordinary course of business.

  Section 3.09   Absence of Certain Changes or Events. Since June 30, 2000,
                 ------------------------------------
there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock,
(iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (v) any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with the SEC, or (vi) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

  Section 3.10   Absence of Litigation. As of the date hereof, there are no
                 ---------------------
claims, suits, actions or proceedings that have a reasonable likelihood of success on the merits pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or that could otherwise reasonably be expected to have a Material Adverse Effect on Parent.

  Section 3.11   Registration Statement; Proxy Statement. None of the
                 ---------------------------------------
information supplied or to be supplied by Parent for inclusion in: (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the date mailed to the stockholders of Company, at the time of the Company Stockholders' Meeting and at the Effective Time, in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

          Section 3.12  Taxes.
                        -----

               (a) Parent and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports ("Returns") relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not, individually or in the aggregate, material to Parent. Parent and each of its subsidiaries have paid all Taxes required to be paid whether or not shown to be due on such Returns.

               (b) Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes (whether or not shown to be done on any Return) which has not been accrued for or reserved on Parent's balance sheet dated June 30, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since April 1, 2000 in connection with the operation of the business of Parent and its subsidiaries in the ordinary course. There are no liens with respect to Taxes on any of the assets of Parent or any of its subsidiaries, other than liens which are not individually or in the aggregate material, or customary liens for current Taxes not yet due and payable.

               (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax. There is no material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries. Neither Parent nor any of its subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

               (d) Parent and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

     Section 3.13   Brokers. Except for fees payable to Morgan Stanley & Co.
                    -------
Incorporated pursuant to an engagement letter dated September 18, 2000, a copy of which has been provided to Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     Section 3.14 Intellectual Property. For the purposes of this Agreement,
                  ---------------------
"Parent Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent and its subsidiaries.

          (a) No Parent Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner by its terms the use, transfer, or licensing thereof by Parent or any of its subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property, in each case which could reasonably be expected to have Material Adverse Effect.

          (b) Parent's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products of Parent and its subsidiaries has not infringed or misappropriated and does not infringe or misappropriate the Intellectual Property of any third party, and does not constitute unfair competition or trade practices under the laws of any jurisdiction, except as would not be expected to have a Material Adverse Effect.

          (c) Neither Parent nor any of its subsidiaries has received written notice from any third party that the operation of the business of Parent or any of its subsidiaries or any act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, except as would not be expected to have a Material Adverse Effect.

     Section 3.15 Opinion of Financial Advisor. Parent has been advised by its
                  ----------------------------
financial advisor, Morgan Stanley & Co. Incorporated, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view, and Parent shall provide to Company a copy of the written confirmation of such opinion as soon as available.

     Section 3.16 Board Approval. The Board of Directors of Parent has, as of
                  --------------
the date of this Agreement, unanimously (i) approved this Agreement, the Parent Ancillary Agreements and the transactions contemplated hereby and thereby, (ii) determined that the Merger is consistent with the long-term business strategy of Parent and is in the best interests of the stockholders of Parent and is on terms that are fair to such stockholders and (iii) adopted a resolution declaring the Merger advisable.

     Section 3.17 Pooling of Interests. Except as set forth on Section 3.17 of
                  --------------------
the Parent Disclosure Schedule, to its knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or affiliates has taken any action which would interfere with Parent's ability to account for the Merger as a "pooling of interests."

     Section 3.18 State Takeover Statutes. The Board of Directors of Parent has
                  -----------------------
taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section
203) will not apply to the execution, delivery or performance of this Agreement or the Parent Voting Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Voting Agreement. To the knowledge of Parent, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     Section 4.01 Conduct of Business by Company. During the period from the
                  ------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings. In addition, Company will promptly notify Parent of any material event involving its business or operations occurring outside the ordinary course of business.

     In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Except as required by law or pursuant to the terms of a Plan in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or practices or policies existing, on the date hereof (or as required by applicable law) and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (c) Other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights; provided that in no event shall Company license on an exclusive
               --------
basis or sell any Company Intellectual Property (other than in connection with the abandonment of immaterial Company Intellectual Property after at least five
(5) business days' written notice to Parent);

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Company with employees hired after the date hereof);

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof, and (y) the granting of stock options to new employees in the ordinary course of business in such amounts and in all other respects and consistent with past practices and in an amount not to exceed 150,000 in the aggregate with similar vesting terms;

          (g) Cause, permit or submit to a vote of Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures or strategic partnerships;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in the ordinary course of business consistent with past practice;

          (k) Other than the increase in the number of shares of Company Common Stock available for grant pursuant to the Company's 2000 Nonstatutory Stock Option Plan by 1,000,000, adopt or amend any Plan or any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice); pay any special bonus or special remuneration to any director or employee; or, other than annual salary increases for employees and officers (but not directors) in the ordinary course of business consistent with past practices, increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law; or increase the cash compensation of the persons listed on Schedule 4.01(k) hereto by more than 8% of the total base salary paid to such persons in the aggregate in calendar year 2000; provided that any such increase is approved by the Board of Directors of the Company and would not adversely affect the ability of Parent to account for the merger as a "pooling of interests."

          (l) (i) pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements or disclosed in Section 2.08 or 2.09 of the Company Schedule, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

          (m) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any Contract disclosed in
Section 2.17(g) or 2.18 of the Company Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (o) Incur or enter into any agreement, contract or commitment requiring Company or any of its subsidiaries to pay in excess of $750,000;

          (p) Engage in any action that would reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a "pooling of interests," whether or not (in each case) otherwise permitted by the provisions of this
Article IV;

          (q) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes; or

          (r) Agree in writing or otherwise to take any of the actions described in Section 4.01 (a) through (q) above.

     Section 4.02 Conduct of Business by Parent. During the period from the date
                  -----------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

     In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Declare, set aside, or pay any dividends or make any other distributions (whether in cash, stock, equity securities or property) in respect to Parent's capital stock, except where (i) an adjustment is made to the Exchange Ratio in accordance with Section 1.06(e) or (ii) the holders of Company Common Stock will otherwise receive an equivalent, proportional dividend or distribution (based on the Exchange Ratio, as adjusted pursuant to Section 1.06(e)) in connection with the Merger as if they had been holders of Parent Common Stock on the record date for such dividend or distribution;

          (b) Purchase, redeem, or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries in any amounts that would adversely affect Parent's financial condition or liquidity;

          (c)     Effect any amendment to Parent's Certificate of Incorporation;

          (d) Engage in any action that would reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with its ability to account for the Merger as a "pooling of interests," whether or not (in each case) otherwise permitted by the provisions of this Article IV;

          (e) Take any action that would materially delay the consummation of the transactions contemplated hereby; or

          (f) Agree in writing or otherwise to take any of the actions described in Section 4.02 (a) through (e) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     Section 5.01 Proxy Statement/Prospectus; Registration Statement; Other
                  ---------------------------------------------------------
Filings; Board Recommendations.
-------------------------------

          (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and Parent shall file with the SEC the S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Proxy Statement/Prospectus. Each of the parties hereto shall use its best efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. As promptly as practicable after the effective date of the S-4, the Proxy Statement/Prospectus shall be mailed to the stockholders of Company. Each of the parties hereto shall cause the Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the Nasdaq. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Prior to the Effective Time, Parent shall use its commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction in the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided that Parent shall not be required to consent to the service of process in any jurisdiction in which it is not so subject. Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials of the receipt of notice that the S-4 has become effective, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity or by any Legal Requirement, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.01(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

          (b) The Proxy Statement/Prospectus shall (i) solicit the approval of this Agreement and the Merger and include the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of Company to withdraw its recommendation and recommend a Superior Proposal determined to be in compliance with Section 5.02(c) of this Agreement, and (ii) include the opinion of C.E. Unterberg, Towbin referred to in Section 2.19; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. If Company has not breached Section 5.02(c), then nothing contained in this Agreement shall prevent the Board of Directors of Company from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act.

          (c) Each of Parent and Company shall promptly inform the other of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Parent and Company shall amend or supplement the Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed.

     Section 5.02 Stockholder Meeting.
                  -------------------

          (a) Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement/Prospectus, and Company shall use commercially reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the S-4 becomes effective. Nothing herein shall prevent Company from adjourning or postponing the Company Stockholders' Meeting if there are insufficient shares of Company Common Stock, represented in person or by proxy, necessary to conduct business at the Company Stockholders' Meeting. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.02(c), Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement/Prospectus and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. The Company shall take all other action reasonably necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and its Certificate of Incorporation and Bylaws to effect the Merger. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.02(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or any change in the Board of Directors recommendation regarding the Merger.

          (b) Subject to Section 5.02(c): (i) the Board of Directors of Company shall recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting;
(ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

          (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to Company and not withdrawn, (ii) neither Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.04, and (iii) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law. Nothing contained in this Section 5.02 shall limit Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 51% of the fair market value of Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (based on advice of a financial advisor of nationally recognized reputation) to be more favorable to Company stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer
                                      --------  -------
shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Company's Board of Directors to be obtained by such third party on a timely basis.

     Section 5.03 Confidentiality; Access to Information.
                  --------------------------------------

          (a)     Confidentiality Agreement. The parties acknowledge that
                  -------------------------
Company and Parent have previously executed a Confidentiality Agreement, dated as of September 26, 2000 (the "Confidentiality Agreement"), which
Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b)     Access to Information. Company will afford Parent and its
                  ---------------------
accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.03 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     Section 5.04 No Solicitation.
                  ---------------

          (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) subject to Section 5.02(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, this Section
                                            --------  -------
5.04(a) shall not prohibit Company from (A) furnishing information regarding Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.04, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law, (3) (x) at least two (2) business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such person or group by or on behalf of Company, and (4) contemporaneously with furnishing any such information to such person or group, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent) or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal with respect to which no violation of this Section 5.04 shall have occurred. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.04 by Company. In addition to the foregoing, Company shall (i) provide Parent with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least three (3) business days prior written notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

     For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Company; or (C) any liquidation or dissolution of Company.

               (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.04, Company as promptly as practicable shall advise Parent orally and in writing of any request received by Company for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by Company with respect to, or which Company reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     Section 5.05   Public Disclosure. Parent and Company will consult with each
                    -----------------
other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     Section 5.06   Commercially Reasonable Efforts; Notification.
                    ---------------------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, subject to the other terms and conditions hereof, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts and take all acts necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

               (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied as a result thereof; provided, however, that no such notification
                               --------  -------
shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.02(a) or
Section 6.02(b) would not be satisfied as a result thereof; provided, however,
                                                            --------  -------
that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 5.07   Third Party Consents. As soon as practicable following the
                    --------------------
date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     Section 5.08   Stock Options; ESPP and Employee Benefits.
                    -----------------------------------------

          (a)       Stock Options. At the Effective Time, Parent shall assume
                    -------------
the Company Stock Option Plans and each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether or not vested, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Stock Options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the

Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Stock Options and use its best efforts to ensure, to the extent required by and subject to the provisions of, the Company Option Plans, and to the extent permitted under the Code, that any Company Stock Options that qualified for tax treatment as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Stock Options on the terms set forth in this Section 5.08(a).

          (b)  ESPP. At the Effective Time, Parent shall assume the ESPP in
               ----
accordance with its terms, and all outstanding rights to purchase shares of Company Common Stock under the ESPP ("Purchase Rights"), shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of Parent Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent). All such converted Purchase Rights shall be assumed by Parent, and each offering period in effect under the ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the ESPP until the end of such offering period. The ESPP shall terminate with the exercise of the last assumed Purchase Right, and no additional Purchase Rights shall be granted under the ESPP following the Effective Time, provided that references to Company in the ESPP and related documents shall mean Parent (except that the purchase price for a relevant period shall be determined with respect to the fair market value of Company Common Stock on such date, as adjusted hereby). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of Purchase Rights under the ESPP assumed in accordance with this Section 5.08(b). Parent agrees that, from and after the Effective Time, Company's employees may participate in the employee stock purchase plan sponsored by Parent ("Parent ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with Company shall be treated as service with the Parent for determining eligibility of Company's employees under the Parent ESPP.

          (c)  401(k). Company shall terminate, effective as of the day
               ------
immediately preceding the Effective Time, any and all 401(k) plans sponsored or maintained by Company unless Parent provides written notice to Company prior to the Effective Time that any such 401(k) plan shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) and / or program(s) have been terminated pursuant to resolutions of Company's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. Company employees shall be eligible to participate in a 401(k) plan sponsored by Parent no later than the first day of the next commencing month immediately after the Effective Time.

               (d)  Benefits; Prior Service. From and after the Effective Time,
                    -----------------------
Company employees shall be provided with employee benefits that are the same as those provided to employees of Parent who are similarly situated and which are substantially similar in the aggregate to those provided such employees prior to the Effective Time. Parent shall cause employees of Company and its subsidiaries to be credited with service with Company and each of its subsidiaries for purposes of eligibility and vesting under each employee benefit plan maintained by Parent or its subsidiaries after the Effective Time to the extent of their service with Company; provided, however, that such service shall not be
                      --------  -------
recognized to the extent that such recognition would result in duplication of benefits.

     Section 5.09   Form S-8. Parent agrees to file a registration statement on
                    --------
Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable (and in any event within 30 days) after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     Section 5.10   Indemnification.
                    ---------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company (or any predecessor corporation) pursuant to (i) each indemnification agreement between Company and its directors or officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and (ii) any indemnification provision under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Time, were employees or agents of Company, unless such modification is required by law.

          (b) In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guarantee or otherwise remain liable for the indemnification obligations referred to in this
Section 5.10 or will make or cause to be made proper provision so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

          (c) The provisions of this Section 5.10 shall survive consummation of the Merger and are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by contract or otherwise.

          (d) For a period of six (6) years after the Effective Time, Parent will either (i) cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will
                                   --------  -------
Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by Company for such coverage (or such coverage as is available for such 150% of such annual premium), or (ii) Parent may purchase directors' and officers' liability tail coverage on terms comparable to those applicable to the current directors and officers of Company covering all periods prior to the Effective Time.

     Section 5.11   Affiliate Agreements; Pooling Actions.
                    -------------------------------------

          (a) Set forth in Section 5.11(a) of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act or Opinion 16 of the Accounting Principles Board applicable to SEC rules and regulations (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, on or as promptly as practicable following the date hereof, from each Company Affiliate that has not delivered a Company Affiliate Agreement on or prior to the date hereof, an executed Company Affiliate Agreement. Each Company Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

          (b) Promptly after execution of this Agreement, Parent will take the actions specified in Section 3.18 of the Parent Disclosure Schedule.

     Section 5.12   Regulatory Filings; Reasonable Efforts. As soon as may be
                    --------------------------------------
reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. Company and Parent each shall each use all commercially reasonable efforts to obtain early termination of any waiting period under HSR and Company and Parent shall each promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture
--------  -------
by Parent or Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     Section 5.13   Action by Board of Directors. Prior to the Effective Time,
                    ----------------------------
the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act (a "Company Insider").

     Section 5.14   Nasdaq Listing. Parent shall authorize for listing on Nasdaq
                    --------------
the shares of Parent Common Stock issuable, and those to be reserved for issuance, in connection with the Merger, effective upon notice of issuance.


                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     Section 6.01   Conditions to Obligations of Each Party to Effect the
                    -----------------------------------------------------
Merger. The respective obligations of each party to this Agreement to effect the
------
Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Company:

          (a)       Stockholder Approval. This Agreement shall have been adopted
                    --------------------
and the Merger shall have been duly approved by the requisite vote under applicable law by the stockholders of Company.

          (b)       Registration Statement Effective; Proxy Statement. The SEC
                    -------------------------------------------------
shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (c)       No Order; HSR Act. No Governmental Entity shall have
                    -----------------
enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (d)     Tax Opinions. Each of Company and Parent shall have received a
                  ------------
written opinion from its respective tax counsel, in form and substance reasonably satisfactory to Company or Parent, as the case may be, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; provided,
                                                                   --------
however, that if tax counsel to Company (Jenkens & Gilchrist, Professional
-------
Corporation) does not render such opinion or renders but withdraws such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent (Wilson Sonsini Goodrich & Rosati, Professional Corporation) renders, and does not withdraw, such opinion to Company. Officers of Company, Parent and Merger Sub shall provide tax counsel with customary officer's tax certificates in support of such tax opinions.

     Section 6.02 Additional Conditions to Obligations of Company. The
                  -----------------------------------------------
obligation of Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a)     Representations and Warranties. Each representation and
                  ------------------------------
warranty of Parent and Merger Sub contained in this Agreement (i) shall have been accurate in all respects as of the date of this Agreement and (ii) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on the Closing Date except, with respect to clauses
(i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b)     Agreements and Covenants. Parent and Merger Sub shall have
                  ------------------------
performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

     Section 6.03 Additional Conditions to the Obligations of Parent and Merger
                  -------------------------------------------------------------
Sub. The obligations of Parent and Merger Sub to effect the Merger shall be
---
subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a)     Representations and Warranties. Each representation and
                  ------------------------------
warranty of Company contained in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement and (ii) shall be accurate in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, with respect to clauses
(i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company;

provided, however, such Material Adverse Effect qualifier shall be inapplicable
--------  -------
with respect to representations and warranties contained in Sections 2.04, 2.19, 2.20, 2.21, and 2.27 (which representations shall have been true and correct in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date) and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

          (b)  Agreements and Covenants. Company shall have performed or
               ------------------------
complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by an authorized officer of Company.

          (c)  Consents. Company shall have procured consents set forth in
               --------
Section 6.03(c) of the Company Schedule.

          (d)  Opinion of Accountants. Parent shall have received (i) from
               ----------------------
PricewaterhouseCoopers LLP, independent auditors for Company, a copy of a letter addressed to Company dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with Company management's conclusion that no conditions exist related to Company that would preclude Company from being a party to a business combination for which the "pooling of interests" method of accounting is used and (ii) from KPMG LLP, independent accountants for Parent, a copy of a letter addressed to Parent dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that KPMG LLP concurs with Parent management's conclusion that the Merger can properly be accounted for as a "pooling of interests."

          (e)  Company Affiliate Agreements. The Company Affiliate Agreements
               ----------------------------
shall be in full force and effect.


                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     Section 7.01   Termination. This Agreement may be terminated at any time
                    -----------
prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by April 30, 2001 (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided,
                                                                     --------
however, that the right to terminate this Agreement under this Section 7.01(b)
-------
shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable;

          (d) by either Company or Parent if: (i) the Company Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of Company shall have taken a final vote on a proposal to adopt this Agreement and (ii) the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained; provided,
                                                                     --------
however, that the right to terminate this Agreement under this Section 7.01(d)
-------
shall not be available to Company or Parent where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of Company or Parent, respectively, and such action or failure to act constitutes a breach by Company or Parent, respectively, of this Agreement;

          (e) by Company, upon a breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such
                                                          --------
inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through exercise of its commercially reasonable efforts, then Company may not terminate this Agreement pursuant to this Section 7.01(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach; provided that Parent continues to exercise commercially reasonable
        -------------
efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 7.01(e) if such breach by Parent is cured during such thirty-day period);

          (f) by Parent, upon a breach of any covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such
                                                     --------
inaccuracy in Company's representations and warranties or breach by Company is curable by Company through exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement pursuant to this Section 7.01(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach; provided that Company continues to
                                       -------------
exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.01(f) if such breach by Company is cured during such thirty-day period);

          (g) by Parent if a Triggering Event (as defined below) shall have occurred. For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withheld, withdrawn or refrained from making or shall have modified, amended or changed in a manner adverse to Parent its recommendation in favor of the adoption of this Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Company in favor of the adoption of this Agreement and the approval of the Merger; (iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption of this Agreement within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement and during the pendency of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (vi) Company shall have breached any of the provisions of Section 5.04 of this Agreement or (vii) a tender or exchange offer relating to not less than 15% of the then outstanding shares of capital stock of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

     Section 7.02   Notice of Termination; Effect of Termination. Any
                    --------------------------------------------
termination of this Agreement under Section 7.01 will be effective immediately upon (or if the termination is pursuant to Section 7.01(e) or 7.01(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice thereof by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.01, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.02, Section 7.03 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     Section 7.03   Fees and Expenses.
                    -----------------

          (a)       General. Except as set forth in this Section 7.03, all fees
                    -------
and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated; provided, however, that Parent and
                                          --------  -------
Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in connection with the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and any fees required to be paid under the HSR Act.

          (b)  Company Payments.
               ----------------

     (i) Company shall pay to Parent in immediately available funds, within three (3) business days after demand by Parent, an amount equal to $9,000,000 (the "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 7.01(g).

     (ii) If (A) this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.01(b) or (d)(i), (B) prior to such termination a third party shall have announced an Acquisition Proposal and (C) within twelve (12) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated or Company enters into an agreement or letter of intent providing for a Company Acquisition which is subsequently consummated, then Company shall pay Parent in immediately available funds at or prior to consummating such Company Acquisition an amount equal to the Termination Fee.

     (iii)     Company acknowledges that the agreements contained in this
Section 7.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.03(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 7.03(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.03(b) at the prime rate of Wells Fargo Bank, National Association in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.03(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Company of assets representing in excess of 50% of the aggregate fair market value of Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Company.

     Section 7.04   Amendment. Subject to applicable law, this Agreement may be
                    ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

     Section 7.05   Extension; Waiver. At any time prior to the Effective Time,
                    -----------------
any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.01   Non-Survival of Representations and Warranties. The
                    ----------------------------------------------
representations and warranties of Company, Parent and Merger Sub contained in this Agreement or in any certificate or instrument delivered pursuant to Article VI shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     Section 8.02   Notices. All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (i)       if to Parent or Merger Sub, to:

                    Microchip Technology Incorporated
                    2355 West Chandler Boulevard
                    Chandler, Arizona 85224
                    Attention: General Counsel
                    Telecopy No.: (480) 899-9210

                    with a copy to:
                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    One Market, Spear Tower
                    Suite 3300
                    San Francisco, CA 94105
                    Attention: Michael J. Kennedy, Esq.
                    Telecopy No.: (415) 947-2099

          (ii)      if to Company, to:

                    Telcom Semiconductor, Inc.
                    1300 Terra Bella Avenue
                    Mountain View, California 94043
                    Attention: Chief Executive Officer
                    Telecopy No.: (650) 940-9633

                    with a copy to:

                    Jenkens & Gilchrist, Professional Corporation
                    1445 Ross Avenue
                    Suite 3200
                    Dallas, TX 75202
                    Attention: John R. Holzgraefe, Esq.
                               Gregory J. Schmitt, Esq.
                    Telecopy No.: (214) 885-4300

     Section 8.03   Interpretation.
                    --------------

          (i) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (ii) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (iii) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however that (i) no
                                              --------
change, event, violation, inaccuracy, circumstance or effect directly attributable to (A) changes in general economic conditions or changes affecting the semiconductor industry generally, (B) the loss of current or prospective customers or suppliers that arose from such entity entering into this Agreement, or (C) any shareholder litigation or litigation by a Governmental Entity, in each case brought or threatened against such entity or any member of its board of directors in respect of this Agreement or the transactions contemplated hereby, shall constitute a Material Adverse Effect; and (ii) in no event shall (x) any change in the market price or trading volume of the Company Common Stock or Parent Common Stock, nor (y) the failure by Company or Parent to meet revenue or earnings predictions of equity analysts reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, in and of itself constitute a Material Adverse Effect (it being understood that this subsection
(ii), as it relates to (y), shall not exclude any underlying change, circumstance, effect or development which resulted in such failure to meet such estimates, predictions or expectations).

          (iv) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

     Section 8.04   Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     Section 8.05   Entire Agreement; Third Party Beneficiaries. This Agreement
                    --------------------------------------------
and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood, however, that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except with respect to the Indemnified Parties under Section 5.10, are not intended to confer upon any other person any rights or remedies hereunder.

     Section 8.06   Severability. In the event that any provision of this
                    ------------
Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     Section 8.07   Other Remedies; Specific Performance. Except as otherwise
                    ------------------------------------
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     Section 8.08   Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     Section 8.09   Rules of Construction. The parties hereto agree that they
                    ---------------------
have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     Section 8.10   Assignment. No party may assign either this Agreement or any
                    ----------
of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 8.11   Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB
                    --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                       MICROCHIP TECHNOLOGY INCORPORATED


                                       By:      ___________________________

                                       Name:    ___________________________

                                       Title:   ___________________________



                                       MATCHBOX ACQUISITION CORP.


                                       By:      ___________________________

                                       Name:    ___________________________

                                       Title:   ___________________________



                                       TELCOM SEMICONDUCTOR, INC.


                                       By:      ___________________________

                                       Name:    ___________________________

                                       Title:   ___________________________




                     [Signature Page to Merger Agreement]